Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274

            Addendum to Prospectus Supplement Dated February 24, 2006

                                                         Dated: December 1, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)
                    ----------------------------------------

Initial Interest Rate for the Bonds purchased during the Sales Period commencing on December 1, 2006 and terminating on December 14, 2006 are:

4-Year Floating Rate LIBOR Bond     5.375%
10-Year Floating Rate LIBOR Bond    5.475%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:

Applicable LIBOR          +  Number of basis points set by  =  Initial
for December 1-14, 2006:     State of Israel at beginning      Interest Rate:
-----------------------      of this sales period:             -------------
                             --------------------

5.375%                       0 basis points                    5.375%


10-Year Floating Rate LIBOR Bond:

Applicable LIBOR          +  Number of basis points set by  =  Initial
for December 1-14, 2006:     State of Israel at beginning      Interest Rate:
-----------------------      of this sales period:             -------------
                             --------------------

5.375%                       10 basis points                   5.475%

5-Year Floating Rate LIBOR Bond is not available during this Sales Period.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. To ensure purchase of a Bond at such interest rate, all required subscription documents must be received in a form acceptable to Israel and the full purchase price must be accepted by December 11, 2006.